                                                                 EXECUTION COPY

                                POWER OF ATTORNEY

                           TCW Direct Lending VII LLC

        The undersigned hereby constitutes and appoints Beth Clarke, Zachary
Edelman, Kevin Finch, Eric Hausner, Harold H. Henderson and Meredith Jackson,
and each of them, his or her true and lawful attorneys-in-fact and agents, each of them with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all reports and forms required under Section 16 of the Securities and Exchange
Act of 1934, as amended, including but not limited to all Form 3, Form 4 and
Form 5 filings, and to file the same with the Securities and Exchange
Commission ("Commission"), granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such reports and forms or any amendments or supplements thereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be terminated at any time by the undersigned by written notice to each of the attorneys-in-fact and the Commission;
provided, however, that such termination shall not affect the validity of any lawful action done or performed by the attorneys-in-fact or any of them, pursuant thereto, prior to the actual receipt of notice by the attorneys-in-
fact.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 16th day of June, 2022.

Signature: /s/ Gladys Xiques
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Name: Gladys Xiques
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